As filed with the Securities and Exchange Commission on October 15, 2004.


                                   As filed with Registration Number: 333-100636


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             FORM SB-2--AMENDMENT #6


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ENWIN RESOURCES INC.
             (Exact name of registrant as specified in its charter)

      NEVADA                          1081                    98-0379370
      ------                          ----                    ----------
(State of incorporation)   (Primary Standard Industrial    (I.R.S. Employer
                            Classification Code Number)   Identification Number)



      ENWIN RESOURCES INC.                         NEVADA AGENCY AND TRUST CO.
700 West Pender Street, Suite 1204             50 West Liberty Street, Suite 880
  Vancouver, BC, Canada V6C 1G8                        Reno, Nevada 89501
       (604) 505-5825                                    (775) 322-0626
       --------------                                    --------------
(Address, Zip Code and Telephone Number of       (Name, address and telephone
   Principal Executive Offices)                   number of agent for service)




        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__| If delivery of the prospectus is expected to be made under Rule 434, please check the following box. |__|

                         CALCULATION OF REGISTRATION FEE


 Securities       Amount                           Aggregate
   to be           to be       Offering Price      Offering      Registration
 Registered      Registered       Per Share         Price             Fee
 ----------      ----------       ---------         -----             ---
Common Stock      2,000,000        $ 0.10         $ 200,000          $25.34



REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

                              ENWIN RESOURCES INC.
                             Shares of Common Stock
                         No Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a maximum period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.


Michael Bebek, , an officer and director of our Company will be the only person offering or selling our shares.


INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 6.


                                                                 Maximum Net
               Price Per Share     Aggregate Offering Price    Proceeds to Us
               ---------------     ------------------------    --------------
Common Stock        $0.10                $200,000                $150,000

There is no minimum number of shares that must be sold in this offering. Accordingly, there is no assurance that we will achieve the proceeds level described in the above table.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------
 Summary of Prospectus                                                     5
 Risk Factors                                                              7
      Risks Associated with Our Company                                    7
      Risks Associated with this Offering                                  9
 Use of Proceeds                                                           11
 Determination of Offering Price                                           12
 Dilution of the Price You Pay for Your Shares                             12
 Plan of Distribution; Terms of the Offering                               15
 Business                                                                  16
 Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                                26
 Management                                                                28
 Executive Compensation                                                    31
 Principal Shareholders                                                    32
 Description of Securities                                                 33
 Certain Transactions                                                      34
 Litigation                                                                34
 Experts                                                                   34
 Legal Matters                                                             34
 Financial Statements                                               F-1- F-12

                             SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So, please read the entire prospectus.

Our Business


We are an exploration stage company. We have an option to acquire an undivided 100% interest in one property. We intend to explore for economic mineralization on our property. We obtained our interest in our property by entering into an option agreement with Cadre Capital to acquire an undivided 100% interest in a mineral property in British Columbia, Canada. We paid $10,000 to Cadre upon execution of the option agreement and have spent $31,785 on the property to date. To earn our 100% interest, we were required to expend more than $800,000 in respect of our property by the end of 2006. However, pursuant to an amendment dated March 11, 2004, we are now required to expend a total of not less than $350,000 by June 30, 2007. See Exhibit 10.2. The financing from this offering will be used to pay for our initial program of exploration.


There is presently no assurance that a commercially viable mineral deposit, a reserve, exists in the company's property until sufficient exploration work is done and a comprehensive evaluation based upon such work concludes economic viability

We are a mineral exploration company with an option to acquire an undivided 100% interest in one property. Our property has no proven or probable mineral reserves. "Probable mineral reserves" is a term of art in the mining business which means an economically mineable part of an indicated, and in sometimes measured, mineral resource demonstrated by at least a preliminary feasibility study.

We do not consider ourselves as a blank-check company. We have a specific business plan to operate as a mineral exploration company, although we require funding from this offering before we can implement it. Our business plan does not contemplate any intention to engage in a merger or acquisition with an unidentified company or companies, or other entity and we have no arrangements or understandings of any kind to undertake activities normally associated with a blank-check company.


The terms of our property option agreement provide that a late or missing payment will entitle the optionor to cancel the agreement unless such right is waived in writing. A total of $11,943 was spent on the property by December 31, 2002. A total of $31,785 has been spent on the property to date. The requirement to pay the full amount was waived, in writing, given that the exploration expenses were less than anticipated.

Our administrative office is located at 700 West Pender Street, Suite 1204, Vancouver, BC, Canada V6C 1G8, telephone (604) 505-5825 and our registered statutory office is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Our fiscal year end is August 31.

Mr. Bebek is the sole officer of our Company. Messrs. Bebek and Strickland are our only directors. Mr. Bebek is currently our only shareholder and will continue to control 60% of our outstanding common stock even if the maximum number of shares is sold.

Limited exploration work has been done on our property, with approximately $250,000 having been spent by a previous owner, and no commercially exploitable reserves have been identified.


We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum.

The Offering


Following is a brief summary of this offering:


      Securities being offered     Up to 2,000,000  shares of common stock,  par
                                   value $0.001.


      Offering price per share     $ 0.10

      Offering period              The shares are being offered for a period not
                                   to exceed 90 days, unless extended by our board of directors for an additional 90 days.

      Maximum net proceeds
      to our company Up to         $150,000.

      Use of proceeds              We will use the  proceeds to pay for offering
                                   expenses,  research  and initial  exploration
                                   expenses.   We  believe   that  the   initial
                                   exploration work will cost up to $150,000 and will take approximately one year.

      Number of shares
      outstanding before
      the offering                 3,000,000

      Number of shares
      outstanding after
      the offering                 5,000,000


Summary Financial Information


We are a company without revenues, we have minimal assets, we have a deficit stockholders' equity and we have incurred losses since inception. Our fiscal year end is August 31.


     The following financial information summarizes the more complete historical financial information at the end of this prospectus.


                          As of August 31, 2004          As of August 31, 2003
                                (Audited)                       (Audited)
                                ---------                       ---------
Balance Sheet
Total Assets                    $     780                       $   7,303
Total Liabilities               $  75,001                       $  54,301
Stockholders Equity (Deficit)   $ (74,221)                      $ (46,998)
Income Statement
Revenue                         $       0                       $       0
Total Expenses                  $ (32,407)                      $ (30,733)
Net Loss                        $ (32,407)                      $ (30,733)


There are notes that are integral to the financial statements at the end of this prospectus.

                                  RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:


1. Auditors' Going Concern.


In our most recent audited financial statements as at August 31, 2004, our auditors have issued a going concern with regard to our losses and accumulated deficit. Since our inception on July 3, 2002, and as at August 31, 2004, we incurred a net loss of $(85,658), against no revenue. Further, in order to meet our exploration and development of our mineral interests, we will be required to raise additional cash through debt or equity financing, and thus in need of additional capital. Our ability to continue as a going concern is dependent upon obtaining the additional financing.

2. We lack an operating history and have losses that we expect to continue into the future.

We were incorporated on July 3, 2002 and we have only just commenced our proposed business operations having made limited exploration expenditures on our property and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $(85,658). Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:


     Our ability to locate a profitable mineral property;

     Our ability to generate revenues; and

     Our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We may not be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.


3. We have no known ore reserves and we may not find any economic mineralization or if we find economic mineralization, production may not be profitable.


We  have  no  known  ore  reserves.   We  have  not   identified   any  economic
mineralization on the property and we may not ever find any economic mineralization. Even if we find that there is economic mineralization on our property, we may not be able to recover the economic mineralization. Even if we recover economic mineralization, we may not make a profit. If we cannot find economic mineralization or it is not economical to recover the economic mineralization, we will have to cease operations.


4. We may require additional financing beyond this offering to complete our required exploration expenditures. The first $50,000 raised in this offering will be used to pay offering expenses. All remaining financing from this offering will be used for initial exploration work. If we do not raise enough money for our initial exploration, we will have to delay exploration or go out of business. Because we are small and do not have much capital, we must limit our exploration.

Pursuant to the terms of our initial property option agreement, we were required to expend approximately $800,000 on exploration of our property by December 31, 2005. However, on March 11, 2004, we entered into an amendment to the option agreement and are now required to expend $350,000 by the end of June, 2007. Since we are only raising $200,000 in this offering for initial exploration expenditures, we will require additional financing to meet our long term obligations in respect of our property. We are in the very early exploration stage and need the proceeds from our offering to start our initial explorations for economic mineralization. Since there is no minimum in this offering and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence or complete its operations. Pursuant to the terms of the amended option agreement, we are required to pay the following additional amounts to Cadre: Of the $25,000 required to be paid on or before December 31, 2002, only $11,943 of the payment was made by us due to actual exploration expenses being less than estimated. By June 30, 2005, we are required to expend $25,000 on exploration; an additional $75,000 by June 30, 2006 and another

$250,000 by June 30, 2007. The terms of the Spring Lake property option agreement entitle the optionor (Cadre) to cancel the option in the event that a payment is not made by us in a timely manner, unless the optionor (Cadre) waives such right in writing. In this instance, Cadre waived in writing its right to terminate the agreement in respect of the lesser amount paid. Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our property may contain mineralized material. If we do not find mineralized material, we will cease operations. We may not have enough money to complete the exploration of our property.

Because we are exploring undeveloped land, we do not know how much we will have to spend to find out if there is mineralized material on our property. It could cost as much as $350,000 or more to find out. The first $50,000 we raise, however, will be used to cover the cost of this offering before we spend any money on our exploration program. In addition, we do not know how much money we will raise in this offering. If it turns out that we have not raised enough money to complete our initial exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. In the event that we are unsuccessful in discovering economic mineralization or mineralised material during our initial exploration, we will need to raise additional financing to continue with explorations. In the event that we are unable to raise more financing to continue our obligations, or decide do not to do so as a result of poor results during our initial explorations, we will lose our interest in our property. If we lose our interest in our property we will have to acquire another property and raise financing in respect of it. If we are unable to do so, we will go out of business and you will lose your investment.

5. Rain and snow may make the road leading to our property impassable. This will delay our proposed exploration operations that could prevent us from working.


While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassable. When roads are impassable, we are unable to work.


6. We have no insurance on the Spring Lake property. Our business is subject to the normal operating risks common to companies engaged exploration and if one of more of these risks materialize this may result in substantial financial harm to our company because we do not have insurance.


Our business is subject to many operational risks common to exploration companies. These risks include hazards such as blowouts, explosions, fires, pollution, and environmental hazards. We have not obtained insurance on the Spring Lake property in respect of these risks because we believe the cost of doing so is excessive and, in accordance with industry practice, many of our contractors may also elect not to obtain insurance against some of these risks. The occurrence of a risk not fully covered by insurance could severely harm our financial situation.


7. We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations.


Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

8. Our officers and directors will be devoting limited time to our activities which may harm our potential business.


Our president and director, Michael Bebek, will be devoting only approximately 50% of his professional time to our operations once this offering is completed. Only one of our directors, Derrick Strickland, has any experience within the resource and exploration industry and he will be devoting only approximately 5% of his professional time to our operations. The lack of devotion of time by our directors and officers may harm our business.

RISKS ASSOCIATED WITH THIS OFFERING:


9. Because Mr. Bebek is risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss. Mr. Bebek will not lose anything in this offering, but will gain if proceeds are used to repay his loans to the registrant. The estimated $50,000 cost of the offering will be the first use of proceeds and no person affiliated with the company will benefit from that payment. Such amounts are estimated based on fees of lawyers, auditors, etc.

Mr. Bebek, our only shareholder will receive a substantial benefit from your investment. As of the fiscal year ended August 31, 2004, he has deposited cash of $68,301 through Promissory Notes. In September, 2004, Mr. Bebek made an additional advance of $20,000. He will also provide small loans to fund the company's working capital until completion of this offering. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Bebek will lose only a very small amount, perhaps as little as $88,301. Mr. Bebek will not lose anything in this offering, but will gain if proceeds are used to repay his loans to the registrant. The estimated $50,000 cost of the offering will be the first use of proceeds and no person affiliated with the company will benefit from that payment. Such amounts are estimated based on fees of lawyers, auditors, etc.

10. Because there is no public trading market for our common stock, you may not be able to resell you stock.


There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.


11. Because we will close the offering even if we do not raise enough funds to complete exploration, you may lose your investment.


There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances. As a result, you may lose your investment.


12. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. In particular, prior to selling a penny stock, broker/dealers must give the prospective customer a risk disclosure document that: contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker/dealers' duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of Federal securities laws; contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices; contains the toll free telephone number for inquiries on disciplinary actions established pursuant to section 15(A)(i); defines significant terms used in the disclosure document or in the conduct of trading in penny stocks; and contains such other information, and is in such form (including language, type size, and format), as the SEC requires by rule or regulation.

Further, for sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

13. Because Mr. Bebek will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you may not be able to elect any directors. Mr. Bebek's control prevents you from causing a change in the course of our operations.


Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Bebek will still own 3,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Bebek will be able to elect all of our directors and control our operations. Because Mr. Bebek will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.


14. Our officers and directors will probably sell some of their shares if the market price of the stock goes above $0.10. This will cause the price of our common stock to fall, which will reduce the value of your investment.

A total of 3,000,000 shares of stock was issued to one of our officers and directors. He paid an average price of $0.001. Subject to all applicable holding periods, he will likely sell a portion of his stock if the market price goes above $0.10. If he does sell his stock into the market, the sales may cause the market price of the stock to drop.


           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

                                USE OF PROCEEDS

Our offering is being made on a best efforts -- no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds, in order of priority, as follows:

 Amount raised            $50,000      $100,000       $150,000      $200,000
                                   Allocation
                                   ----------
 Offering expenses        $50,000      $ 50,000       $ 50,000      $ 50,000
 Exploration              $     0      $ 50,000       $100,000      $130,000
 Working capital          $     0      $      0       $      0      $ 20,000


Note:  None of the $200,000  raised in this  offering  will be used to repay Mr.
Bebek the $88,301 he has loaned us. Mr. Bebek does not intend to demand repayment until the company is in a position to do so without harming its business operations.

We have allocated a wide range of money for our initial exploration expenses. That is because we do not know how much will ultimately be needed for exploration and because we are required to expend a total of more than $800,000 on exploration of our property by the end of 2005. If we are successful in immediately finding economic mineralization, we will stop exploring and go on to develop the property. Our development expenditures will then satisfy our obligations to expend money in respect of our property. On the other hand, if we do not immediately find economic mineralization in our initial explorations, we might continue to explore for economic mineralization on the property. If we have to continue to explore for economic mineralization, the costs of exploration will increase and we will have to spend up to more than $350,000 in respect of our property. Pursuant to the option agreement we must pay Cadre a minimum of $350,000 regardless of the amount of exploration we do.

Pursuant to the terms of the amended option agreement, we are required to expend no less than $25,000 by June 30, 2005. We are also required to expend no less than $75,000 by June 30, 2006 and an additional amount of no less than $250,000 by June 30, 2007. If we fail to pay any of these amounts we may lose our interest in the property, unless Cadre waives the requirement. Of the $25,0000 required to be paid on or before December 31, 2002, only $11,943 of the payment was made by us due to actual exploration expenses being less than estimated. The terms of the Spring Lake property option agreement entitle the optionor to cancel the option in the event that a payment is not made in a timely manner, unless the optionor (Cadre) waives such right in writing. In this instance, Cadre waived in writing its right to terminate the agreement in respect of the lesser amount paid.


Working capital includes the cost of our office operations including rent, telephone and utilities, printing, faxing, high-speed Internet service, the use of secretarial services, and administrative expenses such as office supplies, postage and delivery charges. Mr. Bebek has agreed to pay these expenses on our behalf if we raise only between $50,000 to $150,000. There is no formal documentation in respect of this arrangement.


Our offering expenses are comprised of SEC filing fees, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees.

Since our inception, Mr. Bebek has advanced loans to us in the total sum of $88,301, which were used for organizational and start-up costs, legal and auditor fees, operating capital and for acquiring our option. There are no documents reflecting the loans which do not bear interest, however we have imputed interest at 8% per annum and they are not due on any date certain. Mr. Bebek is a director, sole officer and principal stockholder of the company and as such he intends to wait until the company is in a favorable position to repay the amounts owed before demanding repayment. None of the $200,000 raised in the offering will be used to repay Mr. Bebek the $88,301 he has loaned us. As disclosed, Mr. Bebek does not intend to demand repayment until the company is in a position to do so without harming its business operations.

Mr. Bebek will not receive any compensation for his efforts in selling our shares.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

                        DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     Our lack of an operating history

     The proceeds to be raised by the offering

     The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and

     Our relative cash requirements

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.


As of August 31, 2004, the net tangible book value of our shares of common stock was approximately Nil per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event that all of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $200,000, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.04 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.08 per share.


After completion of this offering, if 2,000,000 shares are sold, you will own approximately 40% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 60% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totaling $3,000, or approximately $0.001 per share.

If 75% of the Shares Are Sold:


Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $150,000, or approximately $0.00 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.09 per share.


After completion of this offering, if 1,500,000 shares are sold, you will own approximately 33% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 67% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totaling $3,000, or approximately $0.001 per share.

If 50% of the Shares Are Sold:


Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $100,000, or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.018 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to NIL per share.


After completion of this offering, if 1,000,000 shares are sold, you will own approximately 25% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 75% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totaling $3,000, or approximately $0.001 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to NIL per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 14% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 86% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totaling $3,000, or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:


      Price per share                                                $     0.10
      Net tangible  book  value per share  before  offering                 NIL
      Potential  gain to existing shareholders                       $  200,000
      Net  tangible  book  value per share  after  offering          $     0.04
      Increase to present stockholders in net tangible book
         value per share after offering                              $    0.015
      Capital  contributions                                         $    3,000
      Number of shares  outstanding  before the offering              3,000,000
      Number of shares after  offering held by existing stockholders  3,000,000
      Percentage of ownership after offering                                 60%

            Purchasers of Shares in this Offering if all Shares Sold

      Price per share                                                $     0.10
      Dilution per share                                             $     0.08
      Capital contributions                                          $  200,000
      Number  of  shares  after  offering  held by  public  investors  2,000,000
      Percentage of ownership after offering                                 40%


           Purchasers of Shares in this Offering if 75% of Shares Sold

      Price per share                                                $     0.10
      Dilution  per share                                            $     0.09
      Capital contributions                                          $  150,000
      Number  of  shares  after  offering  held by  public  investors 1,500,000
      Percentage of ownership after offering                                 33%

           Purchasers of Shares in this Offering if 50% of Shares Sold

      Price per share                                                $     0.10
      Dilution  per share                                            $     0.10
      Capital contributions                                          $  100,000
      Number  of  shares  after  offering  held by  public  investors 1,000,000
      Percentage of ownership after offering                                 25%

           Purchasers of Shares in this Offering if 25% of Shares Sold

      Price per share                                                $     0.10
      Dilution  per share                                            $     0.12
      Capital contributions                                          $   50,000
      Number  of  shares  after  offering  held  by  public  investors  500,000
      Percentage of ownership after offering                                 14%

                  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.


We will sell the shares in this offering through Michael Bebek, our sole officer and a director. Mr. Bebek will contact persons with whom he has a preexisting personal or business relationship. Mr. Bebek will receive no commission from the sale of any shares. Mr. Bebek will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:


     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
         (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Bebek is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Bebek is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Strickland has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We intend to advertise, through tombstones, and hold investment meetings in any states or provinces where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.


Mr. Bebek is the only person that will be selling shares in the offering. Mr. Strickland will not be selling shares in the offering.


We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a maximum period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing If you decide to subscribe for any shares in this offering, you must

      1.Execute and deliver a subscription agreement

      2.Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ENWIN RESOURCES INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                    BUSINESS

General


We were incorporated in the State of Nevada on July 3, 2002. We have acquired an option to acquire an undivided 100% interest in one property for purposes of exploration and we intend to acquire more exploration properties when we are in a position to do so. We maintain our statutory registered agent's office at 50 West Liberty Street, Suite 880, Reno, Nevada, 89501 and our business office is located at 700 West Pender Street, Suite 1204, Vancouver, BC, Canada V6C 1G8. Our telephone number is (604) 505-5825.


We are a company without revenues, we have minimal assets, we have a deficit stockholders' equity and we have incurred losses since inception.

Background


In July 2002, we entered into an option agreement with Andrew Molnar, doing business as Cadre Capital ("Cadre"), to acquire an undivided 100% interest in a mineral property containing five mining claims in British Columbia, Canada. The property, known as the Spring Lake Property (the "Property"), consists of five mining claims known as the Summer Claims 1-5 located in Lac La Hache, British Columbia. We paid $10,000 to Cadre upon execution of the option agreement and paid an additional $10,000 on or before November 30, 2003.

Pursuant to the terms of the option agreement we must retain the services of Rio Minerals Ltd. to perform all exploration and/or development work on the Property. We were also required to expend the following amounts on the exploration and/or development of the Property:

     (a) a cumulative total of not less than $25,000 on or before December 31, 2002;

     (b) a cumulative total of not less than $35,000 on or before December 31, 2003;

     (c) a cumulative total of not less than $150,000 on or before December 31, 2004; and

     (d) a cumulative total of not less than $500,000 on or before December 31, 2005. However, pursuant to the terms of an addendum to the original option agreement, dated March 11, 2004, we must expend the following amounts on the exploration and/or development of the Property:

         (a) exploration-work program of not less than $25,000 by June 30, 2005;

         (b) exploration-work program of not less than $75,000 by June 30, 2006;

         (c) exploration-work program of not less than $250,000 by June 30, 2007.

Pursuant to the terms of the addendum to the option agreement, we are still required to retain the services of Rio Minerals Ltd. to perform all exploration and/or development of the work on the Property. Due to Rio Minerals' unavailability in 2004, by mutual agreement between us and Rio Minerals we will commence our next work program in the spring of 2005.

To date we have performed approximately $31,785 of the work program in respect of our required exploration expenses. We will acquire a 100% interest in the Property, without any further action by any party, immediately upon the last of the foregoing payments and exploration expenses having been met. However, we are obligated to pay Cadre a net smelter return royalty (the "Royalty") equal to 2% of the net smelter returns realized from production on the Property. If we fail to meet any of the obligations in the agreement, Cadre will be entitled to terminate our option. Of the $25,0000 required to be paid on or before December 31, 2002, only $11,943 of the payment was made by us due to actual exploration expenses being less than estimated. The terms of the Spring Lake property option agreement entitle the optionor to cancel the option in the event that a payment is not made in a timely manner, unless the optionor waives such right in writing. In this instance, Cadre waived in writing its right to terminate the agreement in respect of the lesser amount paid.

We will use proceeds in this offering to make our initial exploration expenditures. To earn our interest, however, we are required to make expenditures beyond the amounts raised in this offering. We are required to make expenditures of over $350,000 in respect of our property by mid 2007. If we discover economic mineralization or other mineralised material during our initial exploration expenditures, we will then go on to develop the property. All expenditures made in respect of our development efforts will satisfy our expenditure obligations in respect of the property. In the event that we are unsuccessful in discovering economic mineralization or mineralised material during our initial exploration, we will need to raise additional financing to continue with explorations. In the event that we are unable to raise more financing to continue our obligations, or decide do not to do so as a result of poor results during our initial explorations, we will lose our interest in our property. If we lose our interest in our property we will have to acquire another property and raise financing in respect of it. If we are unable to do so, we will go out of business and you will lose your investment.

Our current property consists of five claims which total approximately 1605 acres. The property is located approximately 20km Northeast of 100 Mile House in south central British Columbia, Canada. The area lies within a portion of the Quesnel trough, an Upper Triassic-Jurassic volcanic island arc sequence. A strong subcircular aeromagnetic anomaly exists west of Spring Lake and has been the focus of exploration in the area.

Expenditures to date on the property by previous owners of $245,466.56 were made on geologica1, geochemical, geophysical and widely spaced diamond drilling programs during 1994 and 1995. However, no exploration has taken place to the south or west of the property grid. We confirm that the $245,466 expenditures were made by parties unrelated to our company or management.

To date we have performed a total of $31,785 in initial exploration work on our property. The work was completed by Rio Minerals Ltd. which included line cutting, grid surveying as well as limited geochemical soil and silt samples. No work permits are required at this time, until more advanced stages of exploration occur (i.e. drilling). We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility. We have not obtained any insurance in respect of the property.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

We have expended no money on development since our inception on July 3, 2002. We have expended a total of $31,785 in initial exploration of the property.


There is no direct or indirect affiliation between our company, Andrew Molnar, Cadre or Rio Minerals Ltd.

The following information is provided in compliance with "Guide 7 of Industry Guides Under the Securities Act and the Exchange Act" for issuers engaged or to be engaged in significant mining operations.

Glossary of Terms

The following are the definitions of some of the highly technical and geological terms which follow below.

Andesite: A type of rock that typically formed through the relatively rapid crystallization of a lava. Andesite was named after the Andes Mountains of South America.

Assay: A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Basalt: A type of rock composed chiefly of calcic plagioclase and clinopyroxene, although nepheline, olivine, orthopyroxene, or quartz may be present. Basalt is the fine-grained equivalent of gabbro. Basalts typically have low viscosity and therefore occur in lava flows.

Breccia/Brecciation: a rock type, formed from recrystallised fragments of other rocks.

Clast: Rock fragments formed in a sequence of sedimentary rocks.

Development: Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

Diamond Drill: A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Diorite: An intrusive igneous rock.

Exploration: Work involved in searching for ore, usually by drilling or driving a drift.

Gabbro: A coarse-grained, dark, igneous rock.

Geophysical Survey: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

Glaciolacustrine deposit: a deposit in a glacial lake.

Grade: The average assay of a ton of ore, reflecting metal content.

Hornblende: an important rock-forming mineral made chiefly of silicates of magnesium, calcium and iron, black in color.

Mineralization: The presence of economic minerals in a specific area or geological formation.


Net Smelter Return: A share of the net revenues generated from the sale of metal produced by a mine.


Porphyry:   Any  igneous  rock  in  which  relatively  large  crystals,   called
phenocrysts, are set in a fine-grained groundness.

Reclamation: The restoration of a site after mining or exploration activity is completed.

Reserves: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Skarn: Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite formation.

Triassic: the earliest of the three geologic periods comprised in the Mesozoic era.

Tertiary: the earlier of the two geologic periods in the Cenozoic era

Vein: A mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock.

Location and Access

(1) The property consists of five claims totaling approximately 1605 acres. The property is located approximately 12 kilometers east of the junction between B.C. Highway 97 North and the 111 mile creek road, approximately 20 kilometers north of 100 Mile House, B.C., and 6 kilometers south of Lac La Hache, B.C. Williams Lake, B.C., is approximately 120 kilometers northwest of the property and is the nearest large town. The property is located in the southern Cariboo, within the Clinton Mining Division. The approximate coordinates are: latitude; 51(degree) 47`N, longitude; 121(degree) 15`W. The property is accessible by approximately 12 kilometers of all-weather gravel road east of Highway 97 north. Access through the property is via previously established logging roads and spurs. Highway 97, a B.C. Rail line, natural gas and power transmission line run through Lac La Hache. Twenty kilometers south of the property is the town of 100 Mile House, population 5,000.

The following are small scale maps showing the location and access to the property, which consists of the claims located in the very center of the map.

                               [Graphic Omitted]

Physiography


The property is situated within the Central Plateau of the Cariboo region of south central British Columbia. The area is characterized by gentle hills with elevations ranging from 850 to 1500 meters. Approximately 40% of the fir, spruce and pine forest in the immediate area has been clearcut and replanted. Several large lakes and numerous creeks provide water year-round. The claims lie between Spring Lake and Chub Lake. The annual precipitation is from 500 to 1000 millimeters, with most of it occurring during the winter months. Winter snow cover averages one meter, arriving by early November and departing by April.

(2) Pursuant to an option agreement between us and Cadre, we have an option to acquire an undivided 100% interest the claims if we expend certain amounts of money on exploration.


In July 2002, we entered into the option agreement with Cadre to acquire an undivided 100% interest in the Summer Claims 1-5 located in Lac La Hache, British Columbia, Canada. We paid $10,000 to Cadre upon execution of the option agreement. We were required to pay the following additional amounts to Cadre in respect of the agreement: $10,000 on or before November 31, 2003; $25,000 on or before November 31, 2004; $25,000 on or before November 31, 2005; and $30,000 on or before November 31, 2006. Pursuant to the terms of the option agreement we must retain the services of Rio Minerals Ltd. to perform all development work, if any, on the Property. We were also required to expend the following amounts on the exploration and development, if any, of the Property: a cumulative total of not less than $25,000 on or before December 31, 2002; a cumulative total of not less than $35,000 on or before December 31, 2003; a cumulative total of not less than $150,000 on or before December 31, 2004; and a cumulative total of not less than $500,000 on or before December 31, 2005.

On March 11, 2004, we amended the above-mentioned option agreement with Cadre. Pursuant to the amended option agreement, we are not obligated to make additional amounts to Cadre. However, we are still required to expend the following amounts on the exploration and development of the Property: a cumulative total of not less than $25,000 by June 30, 2005; a cumulative total of not less than $75,000 by June 30, 2006; a cumulative total of not less than $250,000 by June 30, 2007. We are still required to retain the services of Rio Minerals Ltd. to perform all development work, if any, on the Property. Due to Rio Minerals' unavailability and weather conditions beyond our control, we will begin our next work program in the spring of 2005.

To date we have performed approximately $31,785 of the exploration work program in respect of our required exploration expenses. We will acquire a 100% interest in the Property, without any further action by any party, immediately upon the last of the foregoing payments and exploration expenses having been met. However, we are obligated to pay Cadre a net smelter return royalty (the "Royalty") equal to 2% of the net smelter returns realized from production on the Property. If we fail to meet any of the obligations in the agreement, Cadre will be entitled to terminate our option. Of the $25,0000 required to be paid on or before December 31, 2002, only $11,943 of the payment was made by us due to actual exploration expenses being less than estimated. The terms of the Spring Lake property option agreement entitle the optionor to cancel the option in the event that a payment is not made in a timely manner, unless the optionor waives such right in writing. In this instance, Cadre waived in writing its right to terminate the agreement in respect of the lesser amount paid.

(3) The Lac La Hache area was initially prospected for placer gold during the Cariboo Gold Rush in the 1890`s. In 1966, the Canadian federal and B.C. provincial government performed an airborne magnetic survey of the Lac La Hache area which resulted in the delineation of several magnetic anomalies. This was followed by exploration for porphyry and skarn mineralization. In 1969 and 1970, geological, geochemical and geophysical work was performed on the Spring Lake area by Royal Canadian Ventures Ltd. (Vollo, 1969/1970). In 1982 and 1983, geochemical and limited induced polarization surveys were performed in the Spring Lake and Chub Lake area by Guichon Explorco Limited for Selco Inc. (Owsiacki, Gamble, 1982, 1983). Local copper anomalies were encountered north of Kelly Lake, and between Spring Lake and Chub Lake where thick glacial till and possible lake bottom deposits occur.

(4) Geological, geochemical, geophysical and diamond drilling programs were performed on the property during 1994 and early 1995. In early 1994, two road reconnaissance induced polarization lines through the property from east to west indicated anomalous chargeability west of Kelly Lake, B.C. Seven (7) lines of standard grid and soil geochemical sampling of the C-horizon was performed in the area of chargeability. Remnants of lines and stations from work performed in 1982 were tied in. Five diamond drillholes were conducted in 1994 to determine the source of a combined geophysical, geochemical anomaly. Cut grid lines, induced polarization and magnetic surveys were then performed (Vissor, 1994 report for G.W.R. Resources), and followed by drilling of 8 holes in early 1995.

We have just commenced our initial explorations of the property.

A power transmission line run through Lac La Hache which is accessible from our property. We will utilize this source of power during our explorations.


Slopes on the property are very steep throughout. Vegetation consists mainly of fir and pine trees, much of it mature second growth. The climate features warm summers and cold winters. The Harrison Forrest is very wet in the winter and fairly dry in the summer. Average yearly precipitation is thirty inches. A snow pack of six to nine feet begins to accumulate in October and lingers in places into May. The recommended field exploration season is from early May to late October, although the close proximity to access roads would allow for drilling or underground exploration and development on a year round basis.


Property Geology

The property is underlain by Upper Triassic-Jurassic volcanic-sedimentary breccias of andesite-basalt composition, and subvolcanic hornblende-feldspar porphyry flows, dikes or sills of basalt-andesite or monzodiorite composition. The northwestern portion of the property is underlain by a volcanic-sedimentary breccia containing limestone clasts. This unit fonns a prominent easterly trending ridge. Gabbro-diorite occurs near the 1994 IP baseline, and medium grained feldspar porphyritic monzodiorite-diorite occurs in drillholes. Near Kelly Lake, relatively fresh to weakly chloritic biotite-hornblende granodiorite outcrops. Intrusive brecciation occurs near the contact between the gabbro and the granodiorite north of Kelly Lake, and between the gabbro and monzodiorite west of Kelly Lake. Fresh to weakly propylitic very fine grained, amygdaloidal, vessicular plagioclase porphyritic basalt dikes are associated with quartz-carbonate-clay altered fault zones cutting older rocks. Flat-lying, fresh, hematitic Tertiary mafic porphyry flows over the older rocks unconformably.

The property is extensively covered by glacial, and glaciolacustrine deposits reaching over100 meters in depth, however, depth appears to vary erratically.


Air photo interpretation and regional magnetics suggest the property is generally within a northwesterly structural fabric, and a VLF-EM survey carried out by Royal Canadian Ventures Ltd. indicate northeast to east-west structures occur (Vollo, 1969/70). Fine grained, banded volcanic tuff appear to dip gently in drillhole S94-2 and 4. Limestone and sedimentary clasts in the northwest corner of the property appear to have relatively flat-lying orientations. Magnetometer surveys over the 1994 I.P. grid indicate a +3,000 Nt (relative) magnetic anomaly occurs at the east end of the volcanic-sedimentary breccia, northwest of Spring Lake. Mapping indicates northerly trending faults cut the volcanic-sedimentary breccia west of the mag anomaly. Moderate to strong fracturing and faulting occurs near the contact between various intrusive and volcanic rocks. A northerly trending contact between gabbro/diorite and granodiorite north of Kelly Lake occurs. Fracture orientations are dominantly subvertical with subordinate subhorizontal jointing and tension fractures.

We have not determined if there is any economic mineralization on the property nor whether there is other mineralization of any economic significance. We will not be able to make such determination until completion of this offering (please see "Our Proposed Exploration Program").

We have obtained a geologist or mining engineer's report on the property from one of our directors, Derrick Strickland. The report and the consent of Mr. Strickland are attached as exhibits to this registration statement.

Previous Exploration

Geological, geochemical, geophysical and diamond drilling programs were performed on the property during 1994 and early 1995. In early 1994, two road reconnaissance induced polarization lines through the property from east to west indicated anomalous chargeability west of Kelly Lake, B.C. Seven (7) lines of standard grid and soil geochemical sampling (-60# preparation) of the C-horizon was performed in the area of chargeability. Remnants of lines and stations from Selco's work in 1982 were tied in. Elevated copper values (mean + 1 standard deviation) are based on Selco's extensive surveys of the region in 1982/83 (Gamblc, D., 1982, figure 5). Five diamond drillholes were conducted in 1994 to determine the source of a combined geophysical, geochemical anomaly. Cut grid lines, induced polarization and magnetic surveys were then performed (Vissor, 1994 report for G.W.R. Resources), and followed by drilling of 8 holes in early 1995.


Previous exploration programs have left areas to the south and west of the property grid virtually unexplored for mineral potential.


Our Proposed Initial Exploration Program

We must conduct initial explorations to determine what amount of valuable minerals, if any, exist on our properties and if any valuable minerals that are found can be economically extracted and profitably processed. Our exploration targets are any valuable minerals, and specifically we will look for economic mineralization, silver, copper and zinc.

Our initial exploration program is designed to economically explore and evaluate our properties. Any proceeds we raise in this offering will be applied to pay our offering expenses, then for initial exploration expenses, and then for development, if our exploration indicates that development is warranted.

We do not claim to have any valuable minerals or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases all of which will be performed or supervised by Derrick Strickland, one of our directors, and independent contractors hired by us. We may hire a professional geologist as an independent contractor to assist Mr. Strickland. We will not hire anyone to start exploration until we receive funds from this offering to start exploring for economic mineralization. We believe that the only equipment we will need to start exploration on the property will be a backhoe. We will lease the backhoe from and equipment rental or hire an independent contractor who owns a backhoe to the dig the trenches we refer to in this prospectus. We expect to have to pay $30,000 for a backhoe or $25.00 an hour for an independent contractor who owns his own backhoe.

The only equipment we will need is a backhoe to dig trenches. It is not possible to allocate specific dollar amounts to specific acts because we do not know what it will encounter during our trenching. As trenches are dug and we evaluate the results, we will determine if valuable mineralized material exists. Mineralized material is a mineralized body that has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metals. If valuable mineralized material is found, we will then determined if it is profitable to extract the economic mineralization. If we determine that it is possible to extract the mineralized material, the exploration the property will cease and we will initiate the development stage of the property. The proceeds from the offering will not be used for development. We have not formulated a plan for development, and cannot and will not to so until valuable mineralized material is found.

Phase 1 of our initial explorations will consist of geological mapping and sampling of the property to determine rock types, alteration and mineralization. We will also undertake soil geochemistry using 240 micron fraction over existing cut lines, and new lines to the south and north. We will also conduct polarization and magnetic surveys.

The geologic mapping on the property will be done by taking soil samples throughout the property at approximately 200-300 foot intervals. On areas with no rock outcrops, we will do soil survey grids. We will also analyze surface outcrops of rock and the topography of the property to assist in the geologic mapping. We anticipate the costs of the geologic mapping during this Phase to be approximately $8,000.

We will also conduct geochemical testing during Phase 1. Rock samples will be taken from the property and taken to a lab where a determination of the elemental make up of the sample and the exact concentrations of economic mineralization, silver, copper and zinc will be made. We will then compare the relative concentrations of economic mineralization, silver, copper and zinc in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. We anticipate the cost of geochemical testing to be approximately $8,000 to $12,000.

When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential valuable minerals that are known to have occurred in the area. We will analyze trench samples at a lab in Vancouver, British Columbia. Rock chip samples will tested for traces of economic mineralization, silver, lead, copper, zinc, iron, and other valuable minerals; however our primary focus is the search for economic mineralization, silver, copper or zinc. A careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

We estimate that Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of any vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

  -- More extensive trenching
  -- More advanced geophysical work
  -- Diamond drilling

Diamond drilling is an essential component of exploration and aids in the delineation and definition of any deposits. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. We anticipate the approximate cost of the geophysical work to be approximately $5,000, and the approximate cost of drilling, if completed, to be $5,000 to $8,000.

Trenching identifies the continuity and extent of mineralization, if any, below the surface. If trenching reveals significant mineralization, we may conduct limited diamond drilling to further explore the deposit. We anticipate that we will rely primarily on more extensive trenching during Phase 2 to identify the extent of mineralization. We anticipate the cost of the trenching during Phase 2 to be approximately $8,000.

After a thorough analysis of the data collected in Phase 2, we will decide whether to proceed with a Phase 3 study or to continue more Phase 2 explorations.

Phase 2 will take about 3 months and cost up to $20,000.

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving. Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals. The costs of underground work are variable and depend in large part on the type of rock encountered. If the rock is unstable and fractured, the cost of tunneling can increase greatly because the tunnel must be reinforced. If the rock is tombstone or granite the cost of tunneling is lower as reinforcement of the tunnel is not necessary. We do not intend to conduct extensive drift driving until Phase 3. We anticipate driving a drift of approximately 50 to 60 feet during Phase 3, at an approximate cost of $1,000 per foot, for a total cost of between $50,000 and $60,000.

Phase 3 will take about 6 months and cost up to $90,000.

In order for us to initiate underground work during Phase 3, we will take into account several factors before we make the decision to go underground. We will consider the density of the underlying rock in deciding the extent of the drift driving to be undertaken. If the rock encountered is tombstone or granite we are more likely to proceed with more extensive drift driving as the cost of construction is lower than if the rock is unstable and/or fractured. The primary factor we will take into account in deciding whether to proceed with extensive drift driving will be the grade and consistency of the ore encountered. That is to say, our estimate of the amount of economic mineralization or other valuable mineral per ton in the underlying rock will determine the extent of our underground work.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

The three phases of exploration will be conducted by a qualified geologist with reasonable experience in exploration of economic mineralization and mineral properties. The exploration will be supervised by Derrick Strickland, a member of our Board of Directors. Mr. Strickland will also be involved extensively in assisting with the geologic mapping and geochemical testing. See "Background of Officers and Directors".

In the event that our initial exploration program is successful and we discover mineralized material, we will then continue with development expenditures in respect of our property. We will require additional financing to commence our development. We are required to spend a cumulative total of over $800,000 in respect of our property by the end of 2005. Development expenditures will satisfy our expenditure obligations. In the event that our initial exploration program is unsuccessful and we do not find any mineralized material, we will have to decide whether to continue with or cease our exploration efforts. We will require additional financing if we decide to continue with development efforts in respect of the property. If we decide not to pursue further exploration of the property we will lose our interest. We will have to find another property to explore and to do so we will require additional financing. We may be unable to raise such additional financing. If we are unable to raise financing we will go out of business and you will lose your entire investment.

Competitive Factors

The economic mineralization mining industry is fragmented. We compete with other exploration companies looking for economic mineralization. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the economic mineralization mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from out property. Readily available economic mineralization markets exist in Canada and around the world for the sale of economic mineralization. Therefore, we will likely be able to sell any economic mineralization that we are able to recover.

Regulations

Our mineral exploration program is subject to the Mineral Tenure Act (British Columbia) and Regulation. This act sets forth rules for

  -- Locating claims
  -- Posting claims
  -- Working claims
  -- Reporting work performed

We are also subject to the British Columbia Mineral Exploration Code (the "Code") that tells us how and where we can explore for valuable minerals. We must comply with these laws to operate our business. The purpose of the Code is to assist persons who wish to explore for valuable minerals in British Columbia to understand the process whereby exploration activities are permitted and regulated. The Code establishes province wide standards for mineral exploration and development activities. The Code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The Code does not apply to certain exploration work we will be conducting. Specifically, work that does not involve mechanical disturbance of the surface including:

  -- Prospecting  using hand-held tools
  -- Geological and geochemical  surveying
  -- Airborne  geophysical  surveying
  -- Hand-trenching  without  the  use of explosives
  -- The establishment of gridlines that do not require the felling of trees

   Exploration activities that we intend on carrying out which are subject to the provisions of the Code are as follows:

   -- Drilling, trenching and excavating using machinery
   --Disturbance of the ground by mechanical  means
   -- Blasting

Compliance with these rules and regulations will require us to meet the minimum annual work requirements. Also, prior to proceeding with any exploration work subject to the Code we must apply for a notice of work permit. In this notice we will be required to set out the location, nature, extent and duration of the proposed exploration activities. The notice is submitted to the British Columbia Regional Office of the Mines Branch, Energy Division. We have not yet applied for this permit, since it is not required until later stages of exploration (i.e. drilling). We estimate that the fees for obtaining such permit are very nominal and that it can be obtained within 2 weeks.

In order to explore for economic mineralization on our property we must submit the plan contained in this prospectus for review and pay a fee of $150.00. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to us. The exploration permit is the only permit or license we will need to explore for economic mineralization on our property.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of exploration properties exploration properties. The goal of this Act is to protect the environment through a series of regulations affecting:

      1.Health and Safety

      2.Archaeological Sites

      3.Exploration Access

We are responsible to provide a safe working environment, to not disrupt archaeological sites, and to conduct our activities to prevent unnecessary damage to the property.

We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint. We do not expect costs associated with compliance with environmental laws to be significant, so long as the exploration is properly conducted within generally accepted standards. In the event that such costs are higher than we anticipate we may need to raise additional financing. We have not arranged for such financing, nor is there any guarantee that we would be able to secure it. If we are unable to pay costs associated with compliance with environmental laws this could significantly harm our business.

We are currently in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employee will be Derrick
P. Strickland, one of our directors.

Employees and Employment Agreements


At present, we have no employees, other than Mr. Bebek, who has received a total compensation for his services of $7,500 to date. Mr. Bebek does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.


We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION OR PLAN OF OPERATIONS

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.


To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to offering expenses, then exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any more money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise all the money we need from this offering for our initial exploration program, we will be required to raise additional financing. We are required to make a total of $350,000 in expenditures in respect of our property by the end of the year 2006. To date we have expended a total of only about $41,785 (including the $10,000 we paid to acquire the option). This amount includes a total of $31,785 exploration expenditures to date. The work was completed by Rio Minerals Ltd. which included line cutting, grid surveying as well as limited geochemical soil and silt samples. Rio Minerals Ltd. completed the portion of the exploration for which we paid $11,943 by December 31, 2002.

We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.


Limited  Operating  History;  Need  for

Additional Capital There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We may not be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing pursuant to this offering to provide for the capital required to implement our research and initial exploration phases.


We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Current and future equity financing could result in additional dilution to existing shareholders. We will require additional financing beyond this offering.


Plan of Operation

Over the next twelve months, we intend to complete the research and initial exploration stage of our mining operations on our first and only property. We obtained our interest in our property by entering into an option agreement with Cadre Capital to acquire an undivided 100% interest in a mineral property in British Columbia, Canada. We paid $10,000 to Cadre upon execution of the option agreement. In order to earn our 100% interest, we are required to expend more than $350,000 in respect of our property by the end of 2007. The financing from this offering will be used to pay for our initial program of exploration. If our initial exploration program is successful, we intend to proceed with development of our property. Expenditures made in respect of development will satisfy our obligations in respect of our property. If our initial program of exploration is unsuccessful we will either continue with or cease our explorations, depending upon our results. We will require additional financing beyond this offering whether or not we continue with explorations or commence development of our property. We have not made any arrangements in respect of such financing.

If we raise the maximum of $200,000 in this offering, we believe that we can pay our offering expenses and satisfy our cash requirements without having to raise additional funds in the next twelve months. If we raise less than $200,000 we may have to raise additional financing or we may not be able to continue our proposed business operations. Until completion of this offering, we believe that our president and director, Michael Bebek, may contribute funds to pay for our expenses because of his significant equity ownership in us. However, Mr. Bebek is not obligated to pay our expenses and he may be unable to do so. Our belief that Mr. Bebek will pay our expenses is based on the fact that he owns 3,000,000 shares of our common stock. We believe Mr. Bebek may continue to pay our expenses as long as he maintains an ownership of our common stock.


We do not expect to purchase or sell any plant or significant equipment. We intend to lease any equipment, such as a backhoe, that we need to carry out our exploration operations.

We do not expect to increase our number of employees during the next twelve months. We intend to retain the services of independent contractors, on an "as needed basis", to carry out our exploration program. Liquidity and Capital Resources


Cash Balances

We maintain our major cash balance at one financial institution, Bank of Montreal, located at First Bank Tower, 595 Burrard Street, Vancouver, British Columbia, Canada. The balances are insured up to CAD$60,000 per account by the Canada Deposit Insurance Corporation. As at October 5, 2004, we had a cash balance of approximately $16,488. At October 5, 2004, there were no uninsured cash balances.

Fiscal Year Ended August 31, 2004

Operating expenses from inception to period ended August 31, 2004, totaled $77,221 and we experienced a net loss of $(85,658), against no revenue.

The earnings per share (fully diluted - weighted average) was a net loss of $(0.01) from inception to the period ended August 31, 2004.


As of the date of this registration statement, we have not generated any revenues from our proposed business operations.


We issued 3,000,000 shares of common stock through a Section 4(2) offering in July 2002. This was accounted for by an advance of $3,000. Mr. Bebek has loaned as a total of $88,301 to date. Mr. Bebek intends to loan us small amounts of money, as needed, to pay organizational and start-up costs and operating capital. The loans bear an imputed interest at the rate of 8% per annum. There are no documents that will reflect the loans and the loans will not be due on a specific date. Mr. Bebek will accept repayment from us when money is available. Even if the maximum amount is raised, we do not intend to repay the amount he loans us from the proceeds of this offering.

As of August 31, 2004, our total assets were $780 and our total liabilities were $75,001.

                                   MANAGEMENT

Officers and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:


      Name and Address                  Age                     Positions
      ----------------                  ---                     ---------
      Michael Bebek
      700 West Pender Street                    President, Secretary,
      Suite 1204                                Treasurer and a member of the
      Vancouver, B.C. V6C 1G8           30      Board of Directors


      Derrick  Strickland
      1707  Charles  Street, #208
      Vancouver, B.C. V5N 2T7           31      Member of the Board of Directors

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Michael Bebek has been our President, Secretary, Treasurer and a member of our board of directors since inception. Mr. Bebek has devoted approximately 50% of his professional time to our business since inception and intends to continue to devote this amount of time in the future.

      From 2001 to present  Mr.  Bebek has worked as a Computer  Consultant  for
      Liquor   Distributors   of  British   Columbia,   the  provincial   liquor
      distribution authority.

      Throughout 2001 Mr. Bebek was a Computer Consultant for 360 Networks Inc., a communications infrastructure provider.

      Throughout  2000  Mr.  Bebek  was  a  Junior  Network   Administrator  for
      InterLogic Engineering Ltd., a software development and design company.

      From 1999 to 2000 Mr. Bebek was an Instructor for CCI Learning Inc., a developer and supplier of computer training products.

      From 1997 to 1999 Mr. Bebek was a server at Earl's Restaurant.

      From 1994 to 1997 Mr. Bebek majored in Business Administration and Minored in Computer Science at the University of Northern British Columbia, Prince George, B.C., Canada.

      In 2000 Mr. Bebek obtained a Diploma in Computer Network Administration from the CDI College of Business and Technology, Vancouver, B.C., Canada.

Derrick Strickland has been a member of our board of directors since inception. Mr. Strickland has devoted approximately 5% of his professional time to our business since inception and intends to continue to devote this amount of time in the future.

      2001 to present Mr. Strickland has worked as an independent geological consultant.

      From 2000 to 2001 Mr. Strickland was completing his Master of Business Administration from University of Phoenix.

      From   1993   to   2000   Mr.    Strickland    was   an   Acting    Senior
      Mineralogist/Geologist for Ashton Mining of Canada Inc., in Vancouver, British Columbia.

      -- Project  management:   budgets,  technical  and  administrative  staff.
         Including heavy mineral sampling and exploration drilling

      -- Evaluating diamond potential of Kimberlites

      -- Development of various analytical research projects, from proposals to presentation of findings, typically research in glacial geology and kimberlite indicators.

      -- Designing,  implementation  and  maintenance  of  information  systems;
         database and graphical interface, evaluation of new software packages.

      -- Evaluation of business proposals: including negotiating and preparing of contracts.

      -- Investor Relations: promotion through brochures, public displays, advertising, networking with customer base, and attending trade shows.

      -- Training of personnel in complex scientific methods ranging from modern research to computer applications.

      -- Undertaking   special   projects   ranging  from  data   collection  to
         statistical analysis and interpretations, i.e. analysis of ISO 9000 accreditation, including research and documentation of findings.


      Throughout 1993 Mr. Stickland was a Geologist for RESA Resources Inc. in Bellchasse, Quebec


      -- Conducted  detailed  and  Reconnaissance   geological  and  geochemical
         surveys. In the Eastern Townships of Quebec.

      -- Diamond Drilling on the Bellchasse Economic mineralization deposit.

      -- Creation of an information management system for land and technical issues.

      From 1991 to 1993 Mr. Strickland was a Laboratory Supervisor/Teaching Assistant at Concordia University, Montreal, Quebec

      -- Development of information tracking systems: for geochemical samples.

      -- Ensured safe laboratory practices.

      -- Training of personnel; in laboratory practices and the use of computer system.

      -- Teaching of the laboratory portion of introductory classes.

      From 1990 to 1992 Mr. Strickland was a Research Assistant for McGill University, Montreal, Quebec

      -- Assisting in various industries sponsored research studies.

      -- Preparations of various media for analytical work.

      In 1992 Mr. Strickland was a Junior Geologist/Field Assistant for the Geological Survey of Canada, in Red Lake, Ontario.

      -- Collection of glacial till samples and other field duties for tungsten exploration

      In 1991 Mr. Strickland was a Field/Lab Technician for the New Brunswick Department of Natural Resources, in Fredericton, New Brunswick.

      -- Geotechnical, geochemical, and technical lab duties.

      From 1986 to 1988 Mr. Strickland was a Field Assistant for RESA Resources Inc., in Bellchase Quebec.

      -- Conducted  detailed  and  Reconnaissance   geological  and  geochemical
         surveys.

      -- Economic mineralization Panning, geotechnical office duties on the Bellchase Deposit in Quebec

      In 2001 Mr. Strickland obtained his Master of Business Administration from University of Phoenix

      In 1997 Mr. Strickland completed the CSC Canadian Securities Course

      In 1993 Mr. Strickland obtained his Bachelor of Science in Geology from Concordia University, Quebec.

Conflicts of Interest


We believe that the only conflicts of interest to which Messrs. Strickland and Bebek may be subject to are in the devotion of time to other exploration projects that do not involve us.

                             EXECUTIVE COMPENSATION

Mr. Bebek, our sole officer and Messrs. Strickland and Bebek, our directors, may receive very limited compensation for their services as our officers. To date Mr. Bebek has received $7,500, and Mr. Strickland has received $1,500. There are, however, no plans to compensate them regularly in the near future, unless and until we begin to realize revenues and become profitable in our business operations.


Messrs. Bebek and Strickland have not accrued compensation for past services, nor do they intend to do so for future services.

Option/SAR Grants

The company does not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards


We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.


Compensation of Directors

The members of the Board of Directors are not compensated by us for acting as such.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.


 Title of     Name and Address of       Amount and Nature        Percentage of
  Class       Beneficial Owner [1]   of Beneficial Ownership         Class
  -----       --------------------   -----------------------         -----
 Common       Michael Bebek                3,000,000                  100%
 Shares       700 West Pender Street,
              Suite 1204
              Vancouver, B.C. V6C 1G8


[1] The person(s) named above may be deemed to be a parent and promoter of our company by virtue of his/its direct and indirect stock holdings. Messrs. Strickland and Bebek are the only promoters of our company.

Future Sales by Existing Stockholders

A total of 3,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

                           DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share. The following are the all of the material terms that apply to our holders of our common stock:

      They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

      They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

      They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

      They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


Our legal counsel, Trimble Tate Nulan Evans & Holden, P.C., are of the opinion that all shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities. We also refer you to the opinion of our legal counsel, Trimble Tate Nulan Evans & Holden, P.C. attached hereto as Exhibit 5.1.4.


Non-cumulative Voting


Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 60% of our outstanding shares.


Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC Regulation 15D of the Securities Exchange Act.. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our duty to file reports under Regulation 15D of the Securities Exchange Act.shall be automatically suspended to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year, the securities of each class to which the registration statement relates are held of record by less than three hundred persons Stock Transfer Agent We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

                              CERTAIN TRANSACTIONS


On July 23, 2002, we issued a total of 3,000,000 shares of restricted common stock to Mr. Bebek, our president and a director of our company. This was accounted for as cash advances of $3,000. To date, Mr. Bebek has loaned us a total of approximately $88,301, at an imputed rate of interest of 8% per annum.

Mr. Bebek intends to continue to advance small loans to us to be used for organizational and start-up costs and operating capital until this offering is completed. Although the loans do not bear interest, we have imputed a rate of 8% interest and have not been advanced as of the date hereof. There will be no documents reflecting the loans and they will not be due on a specific date. Mr. Bebek will accept repayment from us when money is available. We do not plan to repay the loans from the proceeds of this offering even if we raise the maximum amount.


                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                    EXPERTS


Our financial statements for the period from inception to August 31, 2004, included in this prospectus have been prepared by an independent accountant, and reviewed and audited by Lopez, Blevins, Bork & Associates, LLP. Our unaudited financial statement for the fiscal quarter ended May 31, 2004 was reviewed by Lopez, Blevins, Bork & Associates, LLP. The auditors from Lopez, Blevins, Bork & Associates, LLP are the same auditors which performed the audit of our financial statements from inception to August 31, 2003, but at the time, they were with the firm of Malone & Bailey, PLLC. Most recently, they have formed the firm of Lopez, Blevins, Bork & Associates, LLP.


                                 LEGAL MATTERS


In September 2004, we decided to engage new legal counsel. Our Board of Directors approved the change in legal counsel to Trimble Tate Nulan Evans & Holden, P.C. on September 3, 2004. The validity of the common stock offered hereby and certain legal matters have been passed on by Trimble Tate Nulan Evans & Holden, P.C. of Denver, Colorado. In the past, certain legal matters were passed on by Sutton Lawrence LLP, of Reno, Nevada.

                              FINANCIAL STATEMENTS


Our fiscal year end is August 31. Our financial statements were prepared by an independent accountant, and reviewed by an Independent Auditor, for the years ended August 31, 2004 and August 31, 2003 as well as our unaudited financial statement for the fiscal quarter ended May 31, 2004 which immediately follow.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Enwin Resources, Inc.
(A Development Stage Company)
Vancouver BC, Canada


We have audited the accompanying balance sheet of Enwin Resources, Inc. as of August 31, 2004, and the related statements of operations, stockholder's deficit, and cash flows for each of the two years then ended and for the period from July 3, 2002 (Inception) through August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enwin Resources, Inc. as of August 31, 2004, and the results of its operations and its cash flows for each of the two years then ended and for the period from July 3, 2002 (Inception) through August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Enwin will continue as a going concern. As discussed in Note 2 to the financial statements, Enwin has incurred losses from form inception through August 31, 2004 totaling $85,658. Enwin will require additional working capital to develop its business until Enwin either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Enwin's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Lopez,  Blevins,  Bork & Associates, LLP
Houston, Texas October 4, 2004

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET



                                                                   August 31,
                                                                      2004
                                     ASSETS

Current assets
  Cash                                                               $    780
                                                                     --------

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Accounts payable and accrued expenses                                   6,700
Stockholder advances                                                   68,301
                                                                     --------
                                                                       75,001
Commitments
STOCKHOLDER'S DEFICIT:
  Common stock, $.001 par value, 25,000,000 shares authorized,
      3,000,000 shares issued and outstanding                           3,000
  Additional paid in capital                                            8,437
  Deficit accumulated during the development stage                    (85,658)
                                                                     --------
      Total Stockholder's Deficit                                     (74,221)
                                                                     --------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                          $    780
                                                                     ========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                  Inception
                                 Year Ended    Year Ended          through
                                  August 31,    August 31,        August 31,
                                    2004          2003              2004
                                ---------      ---------          --------
General and administrative:
    Professional fees           $   6,700      $   2,320          $ 21,020
    Impairment                         --             --            10,000
    Compensation                    1,500          7,000             9,000
    Exploration costs              18,855         12,900            31,785
    Other                             168          5,260             5,416
                                ---------      ---------          --------
                                   27,223         27,480            77,221
Interest expense                    5,184          3,253             8,437
                                ---------      ---------          --------
Net loss                        $ (32,407)     $ (30,733)         $(85,658)
                                =========      =========          ========
Net loss per share:
  Basic and diluted             $   (0.01)     $   (0.01)
                                =========      =========
  Weighted average shares outstanding:
    Basic and diluted           3,000,000      3,000,000
                                =========      =========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF STOCKHOLDER'S DEFICIT
          Period from July 3, 2002 (Inception) through August 31, 2004


                                                           Deficit
                                                           accumulated
                          Common stock       Additional    during the
                          ------------       paid-in       development
                       Shares     Amount     capital       stage         Total
                       ------     ------     -------       -----         -----
Issuance of common
  stock for cash
  to founders         3,000,000    $3,000    $   --      $     --      $  3,000
Net loss                     --        --        --       (22,518)      (22,518)
                      ---------    ------    ------      --------      --------
Balance,
  August 31, 2002     3,000,000     3,000        --       (22,518)      (19,518)
Imputed interest             --        --     3,253          --           3,253
Net loss                     --        --        --       (30,733)      (30,733)
                      ---------    ------    ------      --------      --------
Balance,
  August 31, 2003     3,000,000     3,000        --       (53,251)      (46,998)
Imputed interest             --        --     5,184            --         5,184
Net loss                     --        --        --       (32,407)      (32,407)
                      ---------    ------    ------      --------      --------
Balance,
  August 31, 2004     3,000,000    $3,000    $8,437      $(85,658)     $(74,221)
                      =========    ======    ======      ========      ========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                              Inception
                                   Year Ended    Year Ended    through
                                    August 31,   August 31,   August 31,
                                      2004         2003         2004
                                      ----         ----         ----
CASH FLOWS FROM OPERATING
ACTIVITIES
  Net loss                          $(32,407)    $(30,733)    $(85,658)
    Adjustments to reconcile
     net deficit to cash used by
     operating activities:
     Imputed interest on
       stockholder Advances            5,184        3,253        8,437
     Impairment                           --           --       10,000
                                    --------     --------     --------
CASH FLOWS USED IN OPERATING
 ACTIVITIES                          (27,223)     (27,480)     (67,221)
                                    --------     --------     --------
CASH FLOWS FROM INVESTING
 ACTIVITIES                               --           --           --
                                    --------     --------     --------
    Payment on option to acquire
     mining interest in property          --           --      (10,000)
                                    --------     --------     --------
CASHFLOWS FROM FINANCING
 ACTIVITIES
    Proceeds from sale of
     common stock                         --           --        3,000
    Stockholder advances              14,000       27,275       68,301
                                    --------     --------     --------
CASH FLOWS PROVIDED BY FINANCING
 ACTIVITIES                           14,000       27,275       71,301
                                    --------     --------     --------
NET INCREASE (DECREASE) IN CASH       (6,523)        (205)         780
  Cash, beginning of period            7,303        7,508           --
                                    --------     --------     --------
  Cash, end of period               $    780     $  7,303     $    780
                                    ========     ========     ========
SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                     $     --     $     --     $     --
  Income taxes paid                 $     --     $     --     $     --

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Enwin Resources, Inc. ("Enwin") was incorporated in Nevada on July 3, 2002. Enwin is a development stage company with no current business operations. Enwin is currently in the process of acquiring certain mining claims.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Recent Accounting Pronouncements Enwin does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Enwin has recurring losses and has a deficit accumulated during the exploration stage of $85,658 as of August 31, 2004. Enwin's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Enwin has no current source of revenue. Without realization of additional capital, it would be unlikely for Enwin to continue as a going concern. Enwin's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of mineral interests, if found. Enwin's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.

NOTE 3 - RECLASSIFICATION

Certain reclassifications have been made among the expenses of the Company in fiscal 2003. The reclassifications had no effect on net income.

NOTE 4 - INCOME TAXES

For the years ended August 31, 2004 and 2003, Enwin has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $86,000 at August 31, 2004, and will expire in the years 2022 through 2024.

Deferred income taxes consist of the following at August 31:

                                                                2004
                                                                ----
      Long-term:
        Deferred tax assets                                  $ 29,000
                                                             ---------
        Valuation allowance                                   (29,000)
                                                             =========


NOTE 5 - COMMON STOCK

At inception, Enwin issued 3,000,000 shares of stock to its founding shareholder for $3,000 cash.

NOTE 6 - RELATED PARTY TRANSACTIONS

A stockholder of Enwin has advances due from Enwin of $68,301 at August 31, 2004. The advances are non-interest bearing and are due upon demand. Enwin has imputed interest at 8% or $5,184 for the year ended August 31, 2004.

The same shareholder has agreed to advance Enwin monies until an offering is completed.

In September 2004, the same stockholder made an additional advance of $20,000.

Enwin neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - COMMITMENTS

During the year ended August 31, 2004, Enwin amended an option agreement dated July 25, 2002 with Cadre Capital regarding the Summer Property located in British Columbia, Canada.

In order for Enwin to earn the option, it must conduct an exploration work-program on the property totaling of $25,000 by June 30, 2005, $75,000 by June 30, 2006 and $250,000 by June 30, 2007. In addition, Enwin must maintain all property maintenance fees and payments in order to keep the property in good standing with applicable mining laws governing the property.

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                May 31, 2004   August 31, 2003
                                                 (unaudited)

                        ASSETS
Current assets
  Cash                                           $     811        $   7,303

        LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable and accrued liabilities         $   4,300        $      --
                                                 ---------        ---------
Shareholder advances                                68,301           54,301
                                                 ---------        ---------
                                                    72,601           54,301
                                                 ---------        ---------
Commitments
STOCKHOLDERS' DEFICIT:
Common stock,  $.001 par value,  25,000,000
 shares  authorized, 3,000,000 shares issued
 and outstanding                                     3,000            3,000
Additional paid in capital                           7,071            3,253
Deficit accumulated during the development stage   (81,861)         (53,251)
                                                 ---------        ---------
  Total Stockholders' Deficit                      (71,790)         (46,998)
                                                 ---------        ---------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT      $     811        $   7,303
                                                 =========        =========

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS




                                Three months ended          Nine months ended        Inception
                                      May 31,                     May 31,             through
                                      -------                     -------              May 31,
                                2004         2003           2004          2003          2004
                                ----         ----           ----          ----          ----
General and administrative:
  Professional fees          $    4,300   $       --    $     4,300   $     2,320    $    18,620
  Impairment                         --           --             --            --         10,000
  Compensation                       --           --          1,500         6,000          9,000
  Interest                        1,366           --          3,818            --          7,071
  Exploration costs                  --           --         18,855        12,900         31,755
  Other                              24          454            137         1,270          5,415
Net loss                     $   (5,690)  $     (454)   $   (28,610)  $   (22,490)   $   (81,861)
                             ==========   ==========    ===========   ===========    ===========
Net loss per share:
  Basic and diluted          $    (0.00)  $    (0.00)   $     (0.01)  $     (0.01)
                             ==========   ==========    ===========   ===========
  Weighted average
   sharesoutstanding:
  Basic and diluted           3,000,000    3,000,000      3,000,000     3,000,000
                             ==========   ==========    ===========   ===========

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                    Nine Months Ended May 31, 2004 and 2003
         and Period From July 3, 2002 (Inception) through May 31, 2004
                                  (Unaudited)


                                                                    Inception
                                                                      through
                                                                      May 31,
                                                 2004       2003        2004
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $(28,610)  $(22,490)  $(81,861)
    Adjustments to reconcile net
     deficit to cash used by
     operating activities:
       Imputed interest on
        stockholder advances                      3,818         --      7,071
       Impairment                                    --         --     10,000
  Change in non-cash working capital item
  Accounts payable and accrued liabilities       (4,300)        --      4,300
                                                -------   --------   --------
CASH FLOWS USED IN OPERATING ACTIVITIES         (20,492)   (22,490)   (60,490)
                                                -------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Payment on option to acquire mining
   interest in property                              --         --    (10,000)
                                                -------   --------   --------
CASHFLOWS FROM FINANCING  ACTIVITIES
  Proceeds from sale of common stock                 --         --      3,000
  Shareholder advances                           14,000     15,000     68,301
                                                -------   --------   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES      14,000     15,000     71,301
NET INCREASE (DECREASE) IN CASH                  (6,492)    (7,490)       811
  Cash, beginning of period                       7,303      7,508         --
                                                -------   --------   --------
  Cash, end of period                           $   811   $     18   $    811
                                                =======   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                 $    --   $     --   $     --
                                                =======   ========   ========
  Income taxes paid                             $    --   $     --   $     --
                                                =======   ========   ========

                             ENWIN RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Enwin Resources, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2003 as reported in Form SB-2, have been omitted.

NOTE 2 - RECLASSIFICATION

Certain reclassifications have been made among the expenses of the Company in fiscal 2003. The reclassifications had no effect on net income.

NOTE 3 - COMMITMENTS

During the period, the company amended an option agreement dated July 25, 2002 with Cadre Capital regarding the Summer Property located in British Columbia, Canada.

In order for the Company to earn the option, it must conduct an exploration work-program on the property totaling no less than $ 25,000 by June 30, 2005, $ 75,000 by June 30, 2006 and $250,000 by June 30, 2007. In addition the Company must maintain all property maintenance fees and payments in order to keep the property in good standing with applicable mining laws governing the property.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

      1. Article XII of the Articles of Incorporation  of the company,  filed as
         Exhibit 3.1 to the Registration Statement.

      2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

      3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

      SEC Registration Fee                              $   100.00
      Printing Expenses                                   6,500.00
      Accounting Fees and Expenses                       10,000.00
      Legal Fees and Expenses                            20,000.00
      Federal Taxes                                           0.00
      State Taxes                                             0.00
      Engineering                                         5,000.00
      Blue Sky Fees/Expenses                              5,000.00
      Transfer Agent Fees                                 3,000.00
      Miscellaneous Expense                                 400.00
                                                        ----------
      TOTAL $                                           $50,000.00
                                                        ==========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.


      Name and Address            Date       Shares         Consideration
      ----------------            ----       ------         -------------
      Michael Bebek
      700 West Pender Street
      Suite 1204
      Vancouver, B.C. V6C 1G8   07/23/02   3,000,000   Advances totaling $3,000.

We issued the  foregoing  restricted  shares of common  stock to Mr. Bebek under
Section 4(2) of the Securities Act of 1933. Mr. Bebek is a sophisticated investor, an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.


    Exhibit No.              Document Description
    -----------              --------------------
      *3.1               Articles of Incorporation
      *3.2               Bylaws
      *4.1               Specimen Stock Certificate.
      *5.1               Opinion of Sutton Lawrence LLP,  regarding the legality
                         of the Securities being registered.
      **5.1.1            Opinion of Sutton Lawrence LLP,  regarding the legality
                         of the Securities being registered.
      ***5.1.2           Opinion of Sutton Lawrence LLP,  regarding the legality
                         of the Securities being registered.
      ****5.1.3          Opinion of Sutton Lawrence LLP,  regarding the legality
                         of the Securities being registered.
      5.1.4              Opinion of  Trimble  Tate  Nulan  Evans & Holden,  P.C.
                         regarding   the  legality  of  the   Securities   being
                         registered
      *10.1              Option Agreement
      10.2               Option Agreement Amendment
      *23.1              Consent of Malone & Bailey, PLLC
      **23.1.1           Consent of Malone & Bailey, PLLC
      ***23.1.2          Consent of Malone & Bailey, PLLC
      ****23.1.3         Consent of Malone & Bailey, PLLC
      23.1.4             Consent of Lopez, Blevins, Bork & Associates, LLP
      *23.2              Consent of Sutton  Lawrence  LLP  (included  in Exhibit
                         5.1)
      *23.3              Consent of Derrick Strickland, Geologist
      23.4               Consent of  Trimble  Tate  Nulan  Evans & Holden,  P.C.
                         (included in Exhibit 5.1.4)
      *99.1              Subscription Agreement.
      *99.2              Opinion of Derrick Strickland, Geologist
      ****99.3           Waiver of Cadre Capital

* Previously filed with our Registration Statement on Form SB-2, filed October 18, 2002.
** Previously filed with our Registration Statement on Form SB-2, filed December 16, 2002.
*** Previously filed with our Registration Statement on Form SB-2, filed March 28, 2003.
**** Previously filed with our Registration Statement on Form SB-2, filed September 4, 2003.

ITEM 28. UNDERTAKINGS.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

     1. Tofile, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, Canada on this 15th day of October, 2004.


                        ENWIN RESOURCES INC.

                        BY:
                        --------------------------------------
                        Michael Bebek
                        President, Secretary, Treasurer
                        and a member of the Board of Directors
                        --------------------------------------


KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Bebek, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                     III-3

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                   Title                                    Date
---------                   -----                                    ----
Michael P. Bebek            President, Principal Executive
                            Officer, Secretary, Treasurer,
                            Principal Accounting Officer
                            and member of Board of Directors    October 15, 2004

Derrick Strickland          Member of Board of Directors        October 15, 2004



                                      II-4